UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Amendment to Senior Secured Credit Facilities

Amendment No. 5

On February 28, 2013, Catalent Pharma Solutions, Inc. (the “Company”), certain lenders, and Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender, entered into Amendment No. 5 (“Amendment No. 5”) amending the Credit Agreement, dated as of April 10, 2007, as amended by Amendment No. 1, dated as of June 1, 2011, Amendment No. 2, dated as of February 17, 2012, Amendment No. 3 dated as of February 27, 2012, and Amendment No. 4 dated as of April 27, 2012, among the Company (f/k/a Cardinal Health 409, Inc.), PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and the other lenders as parties thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”), in order to borrow an aggregate principal amount of $659,470,000 of Refinancing Dollar Term-2 (2017) Loans and borrow an aggregate principal amount of $799,300,343 of Refinancing Dollar Term-1 (2016) Loans. The proceeds from the Refinancing Dollar Term-2 (2017) Loans were used to prepay in full all outstanding Non-Extended Euro Term Loans and Dollar Term-2 Loans under the Credit Agreement. The proceeds of the Refinancing Dollar Term-1 (2016) Loans were used to prepay in full all outstanding Extended Dollar Term-1 Loans under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as modified by Amendment No. 5).

The Refinancing Dollar Term-2 (2017) Loans have identical terms with, and the same rights and obligations under the Credit Agreement as, the previously outstanding Dollar Term-2 Loans. The Refinancing Dollar Term-1 (2016) Loans have identical terms with, and the same rights and obligations under the Credit Agreement as, the previously outstanding Extended Dollar Term-1 Loans.

Interest Rate

The Refinancing Dollar Term-2 (2017) Loans bear interest, at the Company’s option, at a rate equal to the Eurocurrency Rate plus 3.25% (reduced from 4.00% for the previously outstanding Dollar Term-2 Loans), subject to a floor of 1.00% (reduced from 1.25% for the previously outstanding Dollar Term-2 Loans), or the Base Rate plus 2.25% (reduced from 3.00% for the previously outstanding Dollar Term-2 Loans), subject to a floor of 2.00% (reduced from 2.25% for the previously outstanding Dollar Term-2 Loans). The Refinancing Dollar Term-1 (2016) Loans bear interest, at the Company’s option, at a rate equal to the Eurocurrency Rate plus 3.50% (reduced from 4.00% for the previously outstanding Extended Dollar Term-1 Loans) or the Base Rate plus 2.50% (reduced from 3.00% for the previously outstanding Extended Dollar Term-1 Loans).

Amortization

The Refinancing Dollar Term-2 (2017) Loans will mature on the earlier of (i) September 15, 2017 and (ii) the 91st day prior to the maturity of the Company’s Senior Subordinated Notes or any permitted refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $100 million. The Refinancing Dollar Term-1 (2016) Loans will mature on the earlier of (i) September 15, 2016 and (ii) the 91st day prior to the maturity of the Company’s Senior Notes or any permitted refinancing thereof; provided such Senior Notes have an outstanding aggregate principal amount in excess of $100 million. The Company is required to repay installments on the Refinancing Dollar Term-2 (2017) Loans and Refinancing Dollar Term-1 (2016) Loans in quarterly installments in aggregate annual amounts equal to 1.00% per annum of their funded total principal amount, with the remaining amount payable on the date of maturity.

Prepayments

The Refinancing Dollar Term-2 (2017) Loans and the Refinancing Dollar Term-1 (2016) Loans contain identical mandatory and voluntary prepayment terms as those in the Company’s existing term loan facilities under the Credit Agreement. The Refinancing Dollar Term-2 (2017) Loans and the Refinancing Dollar Term-1 (2016) Loans are subject to a 1.00% prepayment premium in connection with a prepayment made pursuant to certain repricing transactions prior to August 28, 2013.

Covenants, Events of Default and Voting Arrangements

The covenants, events of default and voting arrangements applicable to the Refinancing Dollar Term-2 (2017) Loans and the Refinancing Dollar Term-1 (2016) Loans are the same as those applicable to the existing term loan facilities under the Credit Agreement.

This summary does not purport to be complete and is qualified by the actual terms of Amendment No. 5 that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit	Description

10.1	Amendment No. 5, dated as of February 28, 2013, relating to the Credit Agreement, dated as of April 10, 2007, as amended, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ SAMRAT S. KHICHI
Name:	Samrat S. Khichi
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: March 6, 2013

EXHIBIT LIST

Exhibit	Description

10.1	Amendment No. 5, dated as of February 28, 2013, relating to the Credit Agreement, dated as of April 10, 2007, as amended, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

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